Exhibit 4(a)

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M. NEW YORK TIME, ON JUNE 23, 2004 OR UPON EARLIER EXPIRATION PURSUANT TO ARTICLE VIII HEREIN.

                                                          WARRANT TO PURCHASE

No. ___                                                    **_______ SHARES**


                                     FORM OF

                               WARRANT TO PURCHASE

                                  COMMON STOCK

                        OF ALLIANCE PHARMACEUTICAL CORP.

          This certifies that, for good and valuable consideration received, ________________ and its registered, permitted assigns (collectively, the "Warrantholder"), are entitled to purchase from Alliance Pharmaceutical Corp., a corporation incorporated under the laws of New York (the "Company"), subject to the terms and conditions hereof, at any time on or after June 23, 1999 and before 5:00 P.M., New York time, on June 23, 2004, or such earlier date of expiration as may occur pursuant to Article VIII herein, (or, if such day is not a Business Day, as defined herein, at or before 5:00 P.M., New York time, on the next following Business Day), the number of fully paid and non-assessable shares of Common Stock (par value $.01) of the Company (the "Common Stock") stated above at the Exercise Price (as defined herein). The Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided in
Article III hereof.

                                    ARTICLE I

     SECTION 1.01: DEFINITION OF TERMS. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

          (a) BUSINESS DAY: A day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

          (b) COMMON STOCK: Common Stock, $.01 par value per share, of the Company.

          (c) COMMON STOCK EQUIVALENTS: Securities that are convertible into or exercisable for shares of Common Stock.

          (d) EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

          (e) EXERCISE PRICE: $2.6875 per Warrant Share, as such price may be adjusted from time to time pursuant to Article III hereof.

          (f) EXPIRATION DATE: 5:00 P.M., New York time, on June 23, 2004, or such earlier date of expiration as may occur pursuant to Article VIII herein.

          (g) HOLDER: A holder of Registrable Securities.

          (h) NASD: National Association of Securities Dealers, Inc.

          (i) PERSON: An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

          (j) PIGGYBACK REGISTRATION: See Section 7.01.

          (k) PROSPECTUS: Any prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

          (l) PUBLIC OFFERING: A public offering of any of the Company's equity or debt securities pursuant to a registration statement under the Securities Act.

          (m) REGISTRATION EXPENSES: Any and all expenses incident to performance of or compliance with Article VII hereunder, including, without limitation, (i) all SEC and stock exchange or NASD registration and filing fees;
(ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with the blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses; (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance; and
(v) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts, commissions and transfer taxes, if any.

          (n) REGISTRABLE SECURITIES: Warrant Shares and/or other securities that may be or are issued by the Company upon exercise of such Warrants, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations or the like, and as adjusted pursuant to Article III hereof; PROVIDED, HOWEVER, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; or (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

          (o) REGISTRATION STATEMENT: Any registration statement of the Company filed or to be filed with the SEC, which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference by such registration statement, if any.

          (p) SEC: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          (q) SECURITIES ACT: The Securities Act of 1933, as amended.

          (r) WARRANTS: This Warrant and all other warrants that may be issued in its place (together evidencing the right to purchase an aggregate of ONE HUNDRED THOUSAND (100,000) shares of Common Stock, subject to adjustment from time to time in accordance with Article III).

          (s) WARRANTHOLDER: The person(s) or entity(ies) to whom this Warrant is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose.

          (t) WARRANT SHARES: Common Stock purchasable upon exercise of the Warrants.

                                   ARTICLE II
                        DURATION AND EXERCISE OF WARRANT

     SECTION 2.01: DURATION OF WARRANT. Subject to the terms contained herein, this Warrant may be exercised at any time after June 23, 1999, and before 5:00 P.M. New York time, on the Expiration Date (or, if such day is not a Business Day, at or before 5:00 P.M. New York time, on the next following Business Day). If this Warrant is not exercised at or before 5:00 P.M., New York time, on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

     SECTION 2.02:  EXERCISE OF WARRANT.

          (a) The Warrantholder may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the Subscription Form hereon duly executed, to the Company at its corporate office in San Diego, California, together with the full Exercise Price for each share of Common Stock to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States Dollars to the order of the Company and upon compliance with and subject to the conditions set forth herein.

          (b) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the shares of Common Stock for which this Warrant is then being exercised, the Company will cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised in such denominations as are required for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. If at the time this Warrant is exercised, a registration statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such investment intent representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

          (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, the Company will execute a new warrant certificate in the form of this Warrant for the balance of the shares of Common Stock that may be purchased upon exercise of this Warrant and deliver such new warrant certificate to the Warrantholder.

          (d) The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of this Warrant or in respect of the issue of any Warrant Shares. The Company shall not, however, be required to pay any tax imposed on income or gross receipts or any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of Warrant Shares in a name other than that of the Warrantholder at the time of surrender and, until the payment of such tax, shall not be required to issue such Warrant Shares.

                                   ARTICLE III
                      ADJUSTMENT OF SHARES OF COMMON STOCK
                        PURCHASABLE AND OF EXERCISE PRICE

The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

     SECTION 3.01:  MECHANICAL ADJUSTMENTS.

          (a) If at any time prior to the full exercise of this Warrant, the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock (other than cash dividends or distributions out of earnings); (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; or (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date of such subdivision, combination, reclassification or recapitalization shall be proportionately adjusted so that the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination, reclassification or recapitalization. Such adjustment shall be made successively whenever any event listed in this paragraph 3.01(a) shall occur.

          (b) In case the Company shall hereafter fix a record date for making a distribution to the holders of Common Stock of assets or evidences of its indebtedness (excluding cash dividends or distributions out of earnings and dividends or distributions referred to in paragraph (a) of this Section 3.01) or Common Stock subscription rights, options or warrants for Common Stock or Common Stock Equivalents, then in each such case the Exercise Price in effect after such record date shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding at such time multiplied by the current market price per share of Common Stock (as defined in paragraph (d) of this Section 3.01), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such Common Stock subscription rights, option and warrants or of such Common Stock Equivalents, and the denominator of which shall be the total number of shares of Common Stock outstanding at such time multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever the record date for such a distribution is fixed and shall become effective immediately after such record date.

          (c) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to paragraphs (a) or (b) of this Section 3.01, the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares then issuable upon exercise of each Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price as adjusted.

          (d) For the purpose of any computation under this Section 3.01, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing price for 30 consecutive Business Days commencing 45 Business Days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sales takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined in good faith by the Board of Directors.

          (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least twenty-five cents ($.25) in such price; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.01 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

          (f) In the event that at any time, as a result of any adjustment made pursuant to paragraph (a) of this Section 3.01, the Warrantholder thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (a) to (e), inclusive, of this Section 3.01.

     SECTION 3.02: NOTICE OF ADJUSTMENT. Whenever the number of Warrant
Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver to the Warrantholder a certificate signed by its President, any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

     SECTION 3.03: NO ADJUSTMENT FOR DIVIDENDS. No adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

     SECTION 3.04: PRESERVATION OF PURCHASE RIGHTS IN CERTAIN TRANSACTIONS.
In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company agrees that a condition of such transaction will be that the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
III. The provisions of this Section 3.04 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

     SECTION 3.05: FORM OF WARRANT AFTER ADJUSTMENTS. The form of this
Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant as initially issued.

                                   ARTICLE IV
              OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

     SECTION 4.01: NO RIGHTS AS SHAREHOLDERS; NOTICE TO WARRANTHOLDERS. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or his transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If, however, at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

          (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or Common Stock Equivalents or any right to subscribe thereto; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety) shall be proposed;

          then, in any one or more of said events, the Company shall give notice of such event to the Warrantholder. Such giving of notice shall be initiated (i) at least 25 days prior to the date fixed as a record date or the date of closing the Company's Stock transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed dissolution, liquidation or winding up.

     SECTION 4.02: LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this warrant certificate is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant certificate of like denomination and tenor as, and in substitution for this Warrant.

     SECTION 4.03: RESERVATION OF SHARES.

          (a) The Company covenants and agrees that at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

          (b) The Company covenants that all shares of Common Stock issued on exercise of this Warrant will be validly issued, fully paid, nonassessable and free of pre-emptive rights.

     SECTION 4.04: NO FRACTIONAL SHARES. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 4.04, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue the number of whole shares purchasable upon exercise of this Warrant. The Company shall be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.

                                    ARTICLE V
                           TREATMENT OF WARRANTHOLDER

     SECTION 5.01. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes and the Company shall not be affected by any notice to the contrary.

                                   ARTICLE VI
                              TRANSFER RESTRICTIONS

     SECTION 6.01: RESTRICTIONS ON TRANSFER. This Warrant may be transferred, in whole or in part, subject to the following restrictions. Neither this Warrant nor the Registrable Securities received upon exercise of this Warrant shall be transferable unless registered under the Securities Act or unless an exemption from registration is available. Unless and until this Warrant or the Registrable Securities are so registered, such securities and any certificate thereof shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that the Warrant or Registrable Securities, as the case may be, may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, the Warrant, or Registrable Securities may be transferred without such registration. This Warrant and the Registrable Securities may also be subject to restrictions on transferability under applicable state securities or blue sky laws. Unless and until this Warrant or Registrable Securities, as the case may be, are registered under the Securities Act, the holder of such securities shall, if requested by the Company, provide to the Company an opinion of counsel reasonably satisfactory to the Company, to the effect that (i) the Warrant or Registrable Securities, as the case may be, may be transferred without such registration and (ii) the transfer will not violate any applicable state securities or blue sky laws. Any transfer of this Warrant permitted hereunder shall be made by surrender of this Warrant to the Company with the form of assignment annexed hereto properly completed and duly executed and accompanied by (x) any necessary documentation required hereunder and (y) funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Company, without charge, shall execute and deliver a new Warrant in the name of the transferee named in such transfer form, and this Warrant promptly shall be canceled.

     SECTION 6.02: SPLIT-UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS. Subject to and limited by the provisions of Section 6.01 hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of shares of Common Stock. If the Warrantholder desires to split up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split-up, combination, or exchange, the Company shall execute and deliver to the Person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.


                                   ARTICLE VII
                  REGISTRATION UNDER THE SECURITIES ACT OF 1933

     SECTION 7.01: PIGGYBACK REGISTRATION.


          (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If at any time after June 30, 1996, the Company proposes to register any class of debt or equity security or any Common Stock Equivalent under the Securities Act on any form for the general registration of securities under such Securities Act, whether or not for its own account (other than a registration form relating to (i) a registration of a stock option, stock purchase or compensation or incentive plan or stock issued or issuable pursuant to any such plan, or a dividend investment plan;
(ii) a registration of stock proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation; or (iii) a registration of stock proposed to be issued in exchange for other securities of the Company) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act (a "Piggyback Registration"), it will at such time give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 7.01. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will include in the Registration Statement the Registrable Securities which the Company has been so requested to register by the Holders thereof.

          (b) WITHDRAWAL OF PIGGYBACK REGISTRATION BY COMPANY. If, at any time after giving written notice of its intention to register any securities but prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration. All best efforts obligations of the Company pursuant to Section
7.04 shall cease if the Company determines to terminate any registration where Registrable Securities are being registered pursuant to this Section 7.01.

          (c) PIGGYBACK REGISTRATION OF UNDERWRITTEN PUBLIC OFFERINGS. If a Piggyback Registration requested pursuant to this Section 7.01 involves an underwritten offering, then, (i) all Holders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders or the Company, if there are no selling shareholders; and (ii) any Holder requesting to be included in such registration may elect in writing, not later than five (5) Business Days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to register such securities in connection with such registration.

          (d) PAYMENT OF REGISTRATION EXPENSES FOR REGISTRATION. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 7.01, except for the fees and disbursements of any counsel retained by the Holders of the Registrable Securities being registered and such Holders' pro rata share of any filing fees or other expenses directly and solely resulting from the inclusion of the Registrable Securities in the Registration Statement, including underwriting discounts and commissions.

          (e) PRIORITY IN PIGGYBACK REGISTRATION. If a registration pursuant to this Section 7.01 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number or kind of Registrable Securities requested to be included in such registration would have a material adverse effect on such offering, including an adverse decrease in the price at which such securities can be sold, then the amount or kind of Registrable Securities to be offered for the accounts of Holders shall be eliminated entirely or reduced pro rata as to all requesting Holders on the basis of the relative number of Registrable Securities each such Holder has requested to be included in such registration, to the extent necessary to reduce the total amount or kind of securities to be included in such offering to the amount recommended by such managing underwriter; provided, however, that no securities may be offered in such registration for the account of persons other than the Company by virtue of their also having "piggyback" registration rights, or otherwise, unless the Registrable Securities requested to be included in such registration are so included on a pro rata basis.

          (f) EXPIRATION OF PIGGYBACK REGISTRATION IN RIGHTS. The Piggyback Registration rights granted to the Holders of Registrable Securities by this
Section 7.01 shall survive the exercise of the Warrant or the transactions or events pursuant to which such Registrable Securities were issued, but all such rights will terminate in all events two (2) years after exercise of this Warrant.

     SECTION 7.02: BUY-OUTS OF REGISTRATION DEMAND. In lieu of carrying out its obligations to effect the Piggyback Registration of Registrable Securities pursuant to this Article VII, the Company may discharge such obligation by offering to purchase and, if accepted, by purchasing such Registrable Securities requested to be registered at 95% of the closing bid or sale price of the Common Stock on the day the request or demand for Registration is made. If the offer to purchase is accepted by the Holder, payment will be made by wire transfer or certified check in U.S. dollars within ten (10) business days of receipt by the Company of written acceptance by such Holder, accompanied by the stock certificate representing such shares duly endorsed to the Company.

     SECTION 7.03: REGISTRATION PROCEDURES. If and whenever the Company is required pursuant to this Article VII to use its best efforts to effect the registration of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement which includes the Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective until the distribution described in the registration statement has been completed or until the participating Holders can sell all such Registrable Securities pursuant to Rule 144;

          (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of Registrable Securities covered by such Registration Statement whenever a Holder shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Article VII;

          (c) furnish to each participating Holder (and to each underwriter, if any, of Registrable Securities) such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

          (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such state securities or blue sky laws of such jurisdiction as each participating Holder shall reasonably request and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities, except that the Company shall not for any purpose be required to consent generally to service of process or qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (e) before filing the Registration Statement or Prospectus or amendments or supplements thereto, furnish to counsel selected by the participating Holders copies of such documents proposed to be filed which shall be subject to the reasonable approval of such counsel;

          (f) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offer;

          (g) notify the participating Holders at any time when a Prospectus relating to any Registrable Securities covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Holders, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and use its best efforts to cause each such amendment and supplement to become effective;

          (h) furnish at the request of the participating Holders on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article VII an opinion, dated such date, of the counsel representing the Company, for purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offer addressed to the underwriters, if any, and to such Holders, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offer, addressed to the underwriters and to such Holders; and

          (i) use its best efforts to cause all such Registrable Securities to be listed on the securities exchange or the Nasdaq National Market, if any, on which the Company's Common Stock is then listed.

          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required to be included in such Registration Statement, as the Company may from time to time reasonably request in writing.

          Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (g) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     SECTION 7.04: INDEMNIFICATION. In the event Registrable Securities are registered pursuant to this Article VII:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Securities which are included in a Registration Statement filed pursuant to the provisions of this Agreement and any underwriter (within the meaning of the Securities Act) with respect to the Registrable Securities, and each officer, director, employee and agent thereof and each person, if any, who otherwise controls such Holder or underwriter (within the meaning of the Securities Act), against any losses or claims, damages, expenses or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or allegedly untrue statement of any material fact contained in the Registration Statement for the Registrable Securities, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, or any document incident to the registration or qualification of any Registrable Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading or arise out of any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and will reimburse such Holder, any underwriter, officer, director, employee, agent or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7.04(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of the Company, which shall not be unreasonably withheld, nor shall the Company be liable under this
Section 7.04(a) to such Holder, such underwriter, officer, director, employee, agent or controlling person for any such loss, claim, damage, expense, liability or action to the extent that it arises out of, or is based upon, an untrue statement or allegedly untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary Prospectus, final Prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by such Holder, such underwriter, officer, director, employee, agent or such controlling person.

          (b) To the extent permitted by law, each Holder of Registrable Securities which are included in a Registration Statement filed pursuant to the provisions of this Agreement will indemnify and hold harmless the Company, each of its employees, agents, directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter (within the meaning of the Securities Act) against any losses, claims, damages, expenses or liabilities to which the Company or any such person or underwriter may become subject, under the Securities Act, the Exchange Act or other federal or state law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of, or are based upon any untrue or allegedly untrue statement of any material fact contained in a Registration Statement for the Registrable Securities, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, or any document incident to the registration or qualification of any Registrable Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading; in each case to the extent that such untrue statement or allegedly untrue statement or omission or alleged omission was made in such Registration Statement, preliminary Prospectus, final Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 7.04(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of such Holder, which shall not be unreasonably withheld; and such Holder will reimburse the Company or any such person or underwriter for any legal or other expenses reasonably incurred by the Company or any such person or underwriter in connection with investigating or defending such loss, claim, damage, liability, expense or action.

          (c) Promptly after receipt by an indemnified party under this Section
7.04 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.04, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnifying party shall not have the right to direct the defense of such an action on behalf of an indemnified party if such indemnified party has reasonably concluded that there may be defenses available to it that are different from or additional to those available to the indemnifying party; provided, however, that in such event, the indemnifying party shall bear the fees and expenses of only one (1) separate counsel for all indemnified parties, such separate counsel to be reasonably satisfactory to the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action if prejudicial to the ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.04, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section.

          (d) To the extent permitted by law, the indemnification provided for under this Section 7.05 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person (within the meaning of the Securities Act) of such indemnified party and will survive the transfer of securities.

          (e) If for any reason the foregoing indemnity is unavailable to, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no underwriter, if any, shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 7.04(e) shall be several in proportion to their respective underwriting commitments and not joint.

     SECTION 7.05: RESTRICTIONS ON PUBLIC SALE. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Article VII hereof agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of any securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 90-day period beginning on, the closing date of the underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the managing underwriters.

          The foregoing provision shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering into any such agreement. However, any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of the applicable Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the underwriter or underwriters.

     SECTION 7.06: REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder of Registrable Securities to sell such securities of the Company to the public without registration, and with a view to making it possible for any such holder to register the Registrable Securities pursuant to a registration on Form S-3, the Company agrees, subject to this Article VII in the case of Section 7.06(b), to:

          (a) make available adequate current public information as contemplated by Rule 144 (c)(1) or (2);

          (b) take such action as is necessary to enable a Holder to utilize Form S-3 for the sale of Registrable Securities;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to a Holder owning any Registrable Securities upon request
(i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose Registrable Securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably required in availing any Holder of Registrable Securities of any rule or regulation of the SEC which permits the selling of any such Registrable Securities without registration or pursuant to such form.

                                  ARTICLE VIII
                                  OTHER MATTERS

     SECTION 8.01: EXPENSES OF TRANSFER. The Company will from time to time promptly pay, subject to the provisions of Section 6.01, 6.02 and paragraph (d) of Section 2.02, all taxes and charges that may be imposed upon the Company in respect to the issuance or delivery of Warrant Shares upon the exercise of this Warrant by the Warrantholder.

     SECTION 8.02: SUCCESSORS AND ASSIGNS. All the covenants and provisions of this Warrant by or for the benefit of any party hereto shall bind and inure to the benefit of its permitted successors and assigns hereunder.

     SECTION 8.03: AMENDMENTS AND WAIVERS. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the outstanding Warrants or Registrable Securities (assuming, for purposes of calculating such consent, that all Warrantholders have exercised the Warrants at the time such consent is sought). Warrantholders and Holders shall be bound by any consent authorized by this Section whether or not certificates representing such Warrants or Registrable Securities have been marked to indicate such consent.

     SECTION 8.04: GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 8.05: SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     SECTION 8.06: INTEGRATION/ENTIRE AGREEMENT. This Warrant is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to this Warrant. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     SECTION 8.07: NOTICES. Notices or demand pursuant to this Warrant to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent (i) by recognized international courier such as Federal Express or DHL or (ii) by first class mail, postage prepaid, addressed, until another address is designated in writing by the Company, as follows:

                                    Alliance Pharmaceutical Corp.
                                    3040 Science Park Road
                                    San Diego, CA  92121
                                    Attention:  President

and to

                                    Alliance Pharmaceutical Corp.
                                    3040 Science Park Road
                                    San Diego, CA  92121
                                    Attention:  General Counsel

     Any action or demand authorized by this Warrant to be given or made by the Company to or on the Warrantholder or a Holder of Registrable Securities shall be sufficiently given or made if sent (i) by recognized international courier such as Federal Express or DHL or (ii) by first class mail, postage prepaid, to the Warrantholder or the Holder of Registrable Securities, at his last known address as it shall appear on the books of the Company.

     SECTION 8.08: HEADINGS. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

     IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the ____ day of _________________.


                                      ALLIANCE PHARMACEUTICAL CORP.


                                      By:______________________

                               FORM OF ASSIGNMENT


(To be Signed Only Upon Assignment)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________________________ the right to purchase ____________________ shares of common stock evidenced by the within Warrant, and appoints
___________________________________________________________ to transfer same on the books of Alliance Pharmaceutical Corp. with full power of substitution in the premises.

Dated: ____________________________, 199__

                                           (Signature must conform in
                                            all respects to the name of
                                            Warrantholder as specified
                                            on the face of the Warrant,
                                            without alteration,
                                            enlargement or any change
                                            whatsoever, and the
                                            signature must be
                                            guaranteed in the usual
                                            manner)


Signature Guaranteed:


_______________________________

                                SUBSCRIPTION FORM


To Be Executed By The Warrantholder If He Desires To Exercise The Warrant In Whole Or In Part:

To:

         The undersigned,  ____________________________,
                            (Name of Warrantholder)


                 (____________________________________________)
    (Please insert Social Security or other identifying number of subscriber)

hereby irrevocably elects or exercises the right of purchase represented by the within Warrant for, and to purchase thereunder, __________ shares of Common Stock provided for therein and tenders payment herewith to the order of Alliance Pharmaceutical Corp. in the amount $__________. The undersigned requests that certificates for such shares of Common Stock be issued as follows:


Name:

Address:

Deliver to:

Address:

and, if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address states below:


Address:

Date:



                                          Signature:

                                          Note: The signature of this
                                          Subscription must
                                          correspond with the name as
                                          written upon the face of
                                          this Warrant in every
                                          particular, without
                                          alternation or enlargement
                                          or any change whatsoever.